Exhibit 10(x)



            Amendment to Employment Agreement of W. Marston Becker
            ------------------------------------------------------

          THIS AMENDMENT ("Amendment"), dated as of January 1, 1997, amends the Employment Agreement, dated as of October 31, 1995 (the "Agreement"), between Orion Capital Corporation, a Delaware corporation (the "Company"), and W. Marston Becker ("Executive");

                             W I T N E S S E T H:

          The Agreement is amended as set forth below.
          1. Paragraph 6(b)(v) of the Agreement is amended in its entirety to read as follows:
         "(v) pursuant to an election by the Company or by Executive under
          Section 6(a)(v) during the twelve month period following the month in which a change in the effective voting control of the Company shall have occurred, Executive (or his successors, representatives or beneficiaries if Executive shall die or become incapacitated) shall be entitled to receive his base salary (at the level in effect on the giving of notice pursuant to Section 6(a)(v) for the greater of (1) the remaining portion of the unexpired Term or (3) three years after the date of such termination. In addition, Executive shall be entitled to receive a pro rata portion of such bonus which would be payable to Executive, in respect of the year in which notice shall have been given, if Executive had achieved target performance for Executive's salary grade, as applied to Executive's base salary on the date of the giving of notice by the Company or Executive, as the case may be, plus such other





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          benefits, if any, as may be provided to him or his successors, representatives or beneficiaries under the terms of benefit, incentive, option, stock award and other programs of the Company in which he may be or have been a participant.

               IN WITNESS WHEREOF, the parties have executed this Amendment as of the date hereinabove set forth.


                              ORION CAPITAL CORPORATION


                              By:
                                  /s/ Michael P. Maloney
                                  ---------------------------
                                   Michael P. Maloney
                                   Senior Vice President


                                   EXECUTIVE



                                  /s/ W. Marston Becker
                                  -----------------------------------
                                  W. Marston Becker
                                  Chairman and Chief Executive Officer























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